SECURITIES AND EXCHANGE COMMISSION
				      Washington, D.C. 20549
			    ---------------------------------------

						FORM 8-K/A

					    AMENDMENT NO. 1


		Current Report Pursuant to Section 13 or 15(d) of
			The Securities Exchange Act of 1934



	Date of Report (Date of earliest event reported):  May 14, 2001

				        CLICKACTION INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE		      000-26008                  77-0195362
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)					 Indentification No.)




					2197 E. Bayshore Road
				   Palo Alto, California  94303
		    (Address of principal executive offices) (Zip code)


					  (650) 473-3600
		    (Registrant's telephone number, including area code)


						   N/A
		(Former name or former address, if changed since last report)

Item 5.  Other Events

	On May 14, 2001, ClickAction Inc., a Delaware corporation and the registrant herein, issued a press release concerning a reduction in its previously released revenues and net income for the first quarter of 2001 due to the recall of certain ASP software products.


Item 7.  Financial Statements and Exhibits.

	(c)	Exhibits

	99.1.	Press Release of ClickAction Inc. dated May 14, 2001*

* Previously filed.



					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


								CLICKACTION INC.



Date:  May 16, 2001				By:  /s/__Sharon S. Chiu________
							     Sharon S. Chiu
							     Chief Financial Officer

				        INDEX TO EXHIBITS

Exhibit
Number	Description
--------	------------

99.1 Press Release of ClickAction Inc. dated May 14, 2001*

*Previously filed.